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                                                                   Exhibit 7.6


                            STOCK PURCHASE AGREEMENT

This Agreement made as of this 13th day of July, 1998, by and between Peter R. Vig (the "Seller") and Lee Global Energy Fund, L.P. (the "Purchaser").

                                 R E C I T A L S

         A. Seller currently is the beneficial owner of 290,900 shares of common stock, par value $.15625 per share (the "Shares") of Toreador Royalty Corporation (the "Company"); and

         B. Seller and Purchaser have come to an agreement respecting the fair value of the Shares taking into account several relevant factors; and

         C. Seller wishes to sell, and Purchaser wishes to buy, the Shares on the following terms and conditions.

         NOW, THEREFORE, for and in consideration of the mutual covenants and undertaking of the parties, it is agreed as follows:

                           ARTICLE I - STOCK PURCHASE

         1.01. Purchase and Sale of Shares. As of the date hereof, Seller hereby sells and Purchaser hereby purchases from Seller 100,000 Shares. In addition, on the Closing Date (as hereinafter defined), Seller hereby agrees to sell and Purchaser hereby agrees to purchase from Seller 190,900 Shares, constituting the remaining beneficial ownership interest of Seller in the Company. The Shares constitute approximately 5.65% of the issued and outstanding shares of common stock of the Company.

         1.02 Purchase Price. The purchase price per share is $3.375 and the aggregate purchase price for the Shares is $981,787.50 (the "Purchase Price"). On the date hereof, in consideration for the Shares, and against delivery of 63,000 Shares, $212,625.00 is being paid by Purchaser to Seller by cashier's check. Also on the date hereof, Seller shall have taken all action necessary or required to cause his individual retirement rollover account (the "IRA") held at Newberger & Co., Inc. to sell to Purchaser 37,000 Shares for $124,875.00. The remainder of the Purchase Price shall be paid by Purchaser to Seller on the Closing Date against delivery of the remaining 190,900 Shares pursuant to that certain Promissory Note attached hereto as Exhibit A and incorporated herein for all purposes.

         1.03 Delivery of Shares. As of the date hereof, Seller is delivering to Purchaser stock certificate(s) representing 63,000 Shares, duly endorsed in blank for transfer, and the IRA is selling 37,000 Shares to Purchaser subject to customary settlement procedures. On the Closing Date, Seller shall deliver to Purchaser stock certificate(s) representing the remaining 190,900 Shares, duly endorsed in blank for transfer. If on the Closing Date the 190,900 Shares are held by Seller in book-entry form, in lieu of physical delivery of stock certificate(s), Seller shall have


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taken all action required by the Depository Trust Company, Cede & Co. or otherwise to effectuate the transfer of the Shares in accordance with the terms hereof, to the reasonable satisfaction of Purchaser. In accordance with the terms of the Promissory Note, on the Closing Date and to secure Purchaser's payment of the Promissory Note, Purchaser shall pledge to Seller the 190,900 Shares delivered to Purchaser as of the Closing Date in accordance with the terms of that certain Collateral Pledge Agreement attached hereto as Exhibit B and incorporated herein by reference.

         1.04 Closing. As used herein, "Closing Date" means Friday, July 17, 1998 at 10:00 a.m., Dallas, Texas time or such other date and time as is mutually agreed to by the parties hereto. The closing of the transactions contemplated hereby shall occur at the offices of Haynes and Boone, LLP, 3100 NationsBank Plaza, Dallas, Texas 75202.

         1.05 Representations and Warranties of Seller. Seller represents and warrants to Purchaser that:

         (a) Seller is the sole beneficial owner of the Shares, free and clear of any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership;

         (b) the Shares have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive rights;

         (c) this Agreement and the Collateral Pledge Agreement each constitute the legal, valid, and binding obligations of Seller and are enforceable against him in accordance with their terms;

         (d) Seller has the absolute and unrestricted right, power, authority, and capacity to execute this Agreement and the Collateral Pledge Agreement and to perform his obligations in accordance with the terms thereof;

         (e) this Agreement and the Collateral Pledge Agreement will not result in any violation of any of the terms and provisions of any other agreement, including Seller's divorce decree, to which Seller is a party or to which Seller may otherwise be bound, or of any law, rule, regulation, judgment, writ, injunction, order or decree governing or affecting the Shares;

         (f) no authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency or other person are necessary for the execution, delivery or performance of the sale of the Shares contemplated hereby, or the validity or enforceability thereof assuming for these purposes that the representations and warranties of Purchaser set forth in Section 1.06 of this Agreement are true and correct;

         (g) Seller has not been granted any rights, proxies or options to purchase or vote the Shares; and

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         (h) Seller made a full, complete and informed analysis and judgment regarding the fairness and reasonableness of the Purchase Price. Seller believes and affirms that the Purchase Price reflects a fair and reasonable value for his Shares in the Company at the present time.

         1.06 Representations and Warranties of Purchaser. Purchaser represents and warrants that:

         (a) this Agreement, the Promissory Note and the Collateral Pledge Agreement will not result in any violation of any of the terms and provisions of any other agreement to which Purchaser is a party or to which Purchaser may otherwise be bound, or of any law, rule, regulation, judgment, writ, injunction, order or decree governing or affecting the Shares;

         (b) Purchaser has the absolute and unrestricted right, power, authority, and capacity to execute this Agreement, the Promissory Note and the Collateral Pledge Agreement and to perform its obligations in accordance with their respective terms;

         (c) Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except
         (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") covering the Shares or (ii) pursuant to an applicable exemption under the Securities Act. In acquiring the Shares, Purchaser is not offering or selling, and will not offer or sell, for the Company in connection with any distribution of the Shares, and Purchaser does not have a participation and will not participate in any such undertaking or in any underwriting of such an undertaking except in compliance with applicable U.S. federal and state securities laws;

         (d) Purchaser or its representatives have been furnished with information regarding the Company and its business, assets, results of operations and financial condition, and Purchaser or its representatives have had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations and financial condition and the terms and conditions of the issuance of the Shares;

         (e) Purchaser is able to fend for itself, can bear the economic risk of an investment in the Shares, and has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of an investment in the Shares;

         (f) Purchaser acknowledges that the Shares were not offered to it by means of publicly disseminated advertisements of sales literature, nor is Purchaser aware of any offers made to other persons by such means;

         (g) Purchaser acknowledges that the Shares have not been registered pursuant to the Securities Act or any applicable state securities laws and as such will be characterized as "restricted securities" under the federal securities laws, and that under such laws and applicable regulations, the Shares cannot be sold or otherwise disposed

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         of without registration under the Securities Act or an exemption therefrom. Neither Seller nor the Company is obligated to register or cause the registration of the Shares under the Securities Act. Purchaser is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of the Company in connection with the Shares;

         (h) Purchaser acknowledges that certificates evidencing the Shares shall bear a legend indicating that the Shares have not been registered under applicable U.S. federal and state securities laws and referring to the restrictions on transferability and sale of the Shares;

         (i) Purchaser acknowledges that Seller has relied and will rely on the statements of Purchaser in this Agreement with respect to the availability of an exemption from registration of the offering and sale of the Shares under the Securities Act and applicable state securities laws; and

         (j) Purchaser affirms and believes that the Purchase Price reflects a fair and reasonable value for the Shares at the present time given the nature of this sale and the terms and conditions hereof.

         1.07 Survival; Right to Indemnification. All representations, warranties, covenants, and obligations in this Agreement, the Promissory Note and the Collateral Pledge Agreement, and any other certificate or document delivered pursuant to this Agreement shall survive the Closing Date. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

         1.08 Indemnification and Payment of Damages by Seller. Seller shall indemnify and hold harmless Purchaser for, and shall pay to Purchaser the amount of, any loss, liability, claim, damage (other than incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with any breach of any representation, warranty, covenant or obligation made by Seller in this Agreement, the Promissory Note, the Collateral Pledge Agreement, or any other certificate or document delivered by Seller pursuant to this Agreement. The remedies provided in this section shall not be exclusive of or limit any other remedies that may be available to Purchaser. In no event shall the indemnification provided for herein and other damages paid by Seller to Purchaser pursuant to the terms and provisions hereof and the transactions contemplated hereby (including without limitation those available under Section 1.07 hereof), in the aggregate exceed the Purchase Price.


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         1.09 Indemnification and Payment of Damages by Purchaser. Purchaser
shall indemnify and hold harmless Seller for, and shall pay to Seller the amount of, any loss, liability, claim, damage (other than incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with any breach of any representation, warranty, covenant or obligation made by Purchaser in this Agreement, the Promissory Note, the Collateral Pledge Agreement, or any other certificate or document delivered by Purchaser pursuant to this Agreement. The remedies provided in this section shall not be exclusive of or limit any other remedies that may be available to Seller. In no event shall the indemnification provided for herein and other damages paid by Purchaser to Seller pursuant to the terms and provisions hereof and the transactions contemplated hereby (including without limitation those available under Section 1.07 hereof), in the aggregate exceed the Purchase Price.

                           ARTICLE II - MISCELLANEOUS

         2.01 Governing Law. THIS STOCK PURCHASE AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         2.02 Titles and Subtitles. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         2.03 Assignment. This Agreement shall be binding upon and inure to the benefit of Purchaser, its successors and assigns, and to the benefit of Seller, his heirs and legal representatives.

         2.04 Entire Agreement. This Agreement expresses the entire agreement between Seller and Purchaser with reference to the subject matter hereof.

         2.05 Brokerage and Attorneys' Fees. Each party shall pay its own brokerage fees in connection with the sale contemplated herein of 37,000 Shares held by the IRA. Except as otherwise expressly provided in this Agreement, each party shall bear its respective fees and expenses in connection with this Agreement and the transactions contemplated hereby. If either party should file a lawsuit against the other to enforce any right such party has hereunder, the prevailing party shall also be entitled to recover a reasonable attorneys' fee and costs of suit in addition to any other relief awarded such prevailing party.

         2.06 Notices. Any and all notices permitted or required to be given or received under this Agreement and any and all agreements and documents contemplated hereby, may be delivered personally or given by mail, or given by express courier or by facsimile transmission, addressed or transmitted to the appropriate party or parties at the address or transmission number set forth below and shall be effective (i) in the case of personal delivery, when received
(ii) in the case of mail or express courier, the actual receipt by the addressee; and (iii) in the case of telex or facsimile notices, when received. The parties may change their respective addresses and transmission numbers by



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written notice to all other parties, sent as provided in this
Section 2.06. All notices must be in writing and properly addressed as follows:

                            If to Seller:

                            Peter R. Vig
                            101 Park Avenue, 48th Floor
                            New York, New York 10178
                            Telephone: (212) 984-8847
                            Telecopy: (212) 661-0163

                            If to Purchaser:

                            Lee Global Energy Fund, L.P.
                            4809 Cole Avenue
                            Suite 107
                            Dallas, Texas 75205
                            Telephone: (214) 521-8818
                            Telecopy: (214) 521-8834

         2.07 Legal Counsel. Each of the undersigned has read this Agreement, has had the opportunity to consult with legal counsel concerning the matters contained herein, and has either obtained legal counsel with respect to such matters and the execution of this Agreement, or has voluntarily waived such right.

         2.08 Termination. This Agreement may, by written notice given prior to or on the Closing Date, be terminated by either Purchaser or Seller if either
(i) the closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its or his obligations under this Agreement) on or before August 17, 1998 or (ii) a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived in writing.

         2.09 Grant of Proxy. At the request of Purchaser, Seller shall grant to Purchaser an irrevocable proxy to vote the Shares at the Annual Meeting of Shareholders scheduled on July 23, 1998 or for such other purpose as Purchaser shall, in its sole discretion, deem necessary or appropriate so long as the proxy is in conformance with applicable law.

         2.10 Distributions. Prior to the Closing Date, Purchaser shall have the right to receive any and all dividends or other distributions paid or payable prior to the Closing Date with respect to the Shares, regardless of the record date therefore.

         2.11 Further Assurances. The parties hereby agree to execute and deliver to each other such other documents and instruments and to do such other acts and things as may be necessary to effectuate the purpose and intent of this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                 SELLER:

                                 /s/ PETER R. VIG
                                 ----------------------------------------------
                                 Peter R. Vig


                                 PURCHASER:

                                 LEE GLOBAL ENERGY FUND, L.P.

                                 By: Gralee Partners, L.P., its general partner

                                       By: Gralee Capital Corp., its general
                                           partner

                                       /s/ G. THOMAS GRAVES, III
                                       ----------------------------------------
                                       G. Thomas Graves, III, President